UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2026

MURPHY USA INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35914	46-2279221
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street
El Dorado,	Arkansas		71730-5836
(Address of principal executive offices)			(Zip Code)

(870) 875-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	MUSA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.   Other Events

Notes Issuance

On May 27, 2026 Murphy Oil USA issued $500,000,000 aggregate principal amount of its 5.875% Senior Notes due 2034 (the “2034 Notes”) pursuant to an indenture (the “Indenture”), dated as of May 27, 2026, among Murphy Oil USA, Murphy USA, as a guarantor, the other guarantors party thereto (together with Murphy Oil USA and Murphy USA, the “Murphy Parties”) and UMB Bank, N.A., as trustee.

The 2034 Notes bear interest at a rate of 5.875% per annum. Interest on the 2034 Notes is payable on June 1 and December 1 of each year, beginning on December 1, 2026. The 2031 Notes will mature on June 1, 2034.

Murphy Oil USA may redeem the 2034 Notes, in whole or in part, at any time on or after June 1, 2029 at the redemption prices set forth in the Indenture, plus accrued and unpaid interest to the date of redemption. Murphy Oil USA may also redeem the 2034 Notes, in whole or in part, at any time prior to June 1, 2029 at a “make whole” redemption price as calculated under the Indenture, plus accrued and unpaid interest to the date of redemption. At any time prior to June 1, 2029, Murphy Oil USA is also entitled to redeem up to 40% of the aggregate principal amount of the 2034 Notes at a redemption price equal to 105.875% of the principal amount of the 2034 Notes redeemed, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of certain equity offerings if at least 60% of the aggregate principal amount of the 2034 Notes remains outstanding immediately after such redemption and the redemption occurs within 90 days of the date of such equity offering.

The Indenture contains restrictive covenants that, among other things, limit or restrict Murphy Oil USA’s and Murphy USA’s ability (as well as the ability of the Restricted Subsidiaries (as defined in the Indenture)) to: incur, assume or guarantee additional indebtedness; make certain investments or pay dividends or distributions on its capital stock or purchase, redeem or retire capital stock or make certain other restricted payments; sell assets, including capital stock of the Restricted Subsidiaries; restrict dividends or other payments by Restricted Subsidiaries; create liens or use assets as security in other transactions; enter into transactions with affiliates; and enter into mergers and consolidations, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets. However, most of the covenants will be suspended during any period when any two of Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch Ratings Inc. assign the 2034 Notes an investment grade rating and no default has occurred and is continuing under the Indenture.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, failure to pay certain judgments and certain events of bankruptcy and insolvency.

The 2034 Notes were offered in the United States and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The 2031 Notes have not been and will not be registered under the Securities Act or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Indenture and the form of the 2034 Notes, each of which is attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Index
Exhibit Number	Description
4.1*	Indenture, dated as of May 27, 2026, by and among Murphy Oil USA, Inc., Murphy USA Inc., as a guarantor, the other guarantors party thereto and UMB Bank, N.A., as trustee.
4.2*	Form of 5.875% Notes due 2034 (included in Exhibit 4.1)
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL
*Furnished herewith

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY USA INC.

Date:	May 27, 2026	By: /s/ Donald R. Smith, Jr.
Donald R. Smith, Jr.
Senior Vice President, Chief Financial Officer and Treasurer